UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 22, 2019 (May 21, 2019)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	AAME	NASDAQ Global Market

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) was held on Tuesday, May 21, 2019, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of six (6) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:

Shares Voted

	For	Withhold	Broker Non-Vote

Hilton H. Howell, Jr.	16,772,072	885,663	1,702,813

Robin R. Howell	16,769,142	888,593	1,702,813

Mark E. Preisinger	17,404,927	252,808	1,702,813

Joseph M. Scheerer	17,404,424	253,311	1,702,813

Scott G. Thompson	16,732,840	924,895	1,702,813

D. Keehln Wheeler	17,404,424	253,311	1,702,813

(b) A vote regarding the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Shares Voted

For	Against	Abstain

19,197,156	123,038	40,354

(c) An advisory vote regarding the compensation of the Company’s named executive officers:

Shares Voted

For	Against	Abstain	Broker Non-Vote

16,881,299	769,359	7,077	1,702,813

(d) An advisory vote regarding the frequency of the advisory vote on executive compensation:

Shares Voted For

Three Years	Two Years	One Year	Abstain	Broker Non-Vote

12,958,558	108,713	4,476,210	114,254	1,702,813

In accordance with the previous recommendation of the board of directors of the Company and the voting results on this advisory proposal, the Company has determined to hold an advisory vote regarding the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ J. Ross Franklin
J. Ross Franklin
Vice President, Chief Financial Officer and Secretary

Date: May 22, 2019